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                                                                       EXHIBIT 3


                          [Restated electronically for SEC filing purposes only]



                          AMENDED AND RESTATED CHARTER
                                       OF
                                  AMSURG CORP.

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby amends and restates its Charter to supersede the original Charter and any and all prior amendments thereto as follows:

         The name of the corporation is: AmSurg Corp.

I.       The text of the Amended and Restated Charter is as follows:

         1. The name of the corporation (hereinafter called the "Corporation") is AmSurg Corp.

         2. The Corporation is for profit.

         3. The duration of the Corporation is perpetual.

         4. The street address and zip code of the Corporation's principal office in Tennessee shall be:

                                    20 Burton Hills Boulevard
                                    Nashville, Tennessee 37215
                                    Davidson County

         5. (a) The name of the Corporation's registered agent is Claire M.
Gulmi.

            (b) The street address, zip code, and county of the Corporation's registered office and registered agent in Tennessee shall be:

                                    20 Burton Hills Boulevard
                                    Nashville, Tennessee 37215
                                    Davidson County

         6. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do, or to exercise, under the Tennessee Business Corporation Act, as amended.

         7. The aggregate number of shares of capital stock the Corporation is authorized to issue is 44,800,000 shares, of which 35,000,000 shares shall be Class A Common Stock, no par value, 4,800,000 shares shall be Class B Common Stock, no par value (collectively the "Common Stock"), and 5,000,000 shares shall be preferred stock, no par value (the "Preferred Stock") of which 500,000 shares are designated as Series A Redeemable Preferred Stock, 416,666 shares are designated as



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Series B Convertible Preferred Stock and 398,000 are designated as Series C
Junior Participating Preferred Stock. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series.

         The preferences, limitations, and relative rights of the above designated classes of stock shall be as follows:

(1) Series A Redeemable Preferred Stock. There shall be a series of Preferred Stock to be known and designated as Series A Redeemable Preferred Stock. The number of shares constituting such series shall be 500,000. Set forth below in this Section (1) of Article 7 is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. All subsection references contained herein shall be to this Section (1) of Article 7.

         (a) Dividends.

                  (i) During the period prior to and including November 20,
             1998, holders of Series A Redeemable Preferred Stock shall be entitled to no dividends. Thereafter, holders of Series A Redeemable Preferred Stock shall be entitled to a cash dividend per share in an amount, per annum, equal to eight percent (8%) of the purchase price per share, payable in arrears in installments on the first day of each calendar quarter and from funds legally available therefor. The dividends provided for hereunder shall be cumulative and to the extent they are not paid as provided for herein because funds are not legally available therefor or otherwise, they shall be paid as soon as funds are legally available therefor and before any dividends or other distribution (including distributions made as a result of any reorganization, reclassification, merger, consolidation or disposition of assets) are made to holders of the Corporation's Common Stock but subject to the rights, preferences and privileges of any other series of Preferred Stock then issued and outstanding. The dividends hereunder shall be entitled to a liquidation preference pursuant to Subsection (b).

                  (ii) In the event that the enforcement of any right or remedy accorded to the holders of the Series A Redeemable Preferred Stock upon an Event of Default as set forth in the Purchase Agreement would violate or be restricted by any covenant contained in any instrument relating to any Debt of the Corporation to Suntrust Bank, Nashville, N.A. ("Suntrust"), or any amendment, extension, refunding or refinancing thereof, and upon written request by the Corporation to each holder, the holders shall refrain from asserting any such right or remedy. For so long as the Event of Default remains uncured, or in the event that Suntrust or any other lender to the Corporation refuses to consent to the payment of the dividend set forth in Subsection (a)(i), the holders shall be entitled to a cash dividend per share in an amount, per annum, equal to fourteen percent (14%) of the purchase price per share, payable in arrears and


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             installments on the first day of each calendar quarter and from funds legally available therefor. The dividends provided for hereunder shall be cumulative and, to the extent they are not paid as provided for herein because funds are not legally available therefor or otherwise, they shall be paid as soon as funds are legally available therefor and before any dividends or other distributions (including distributions made as a result of any reorganization, reclassification, merger, consolidation or disposition of assets) are made to holders of the Corporation's Common Stock, but subject to the rights, preferences and privileges of any other series of Preferred Stock then issued and outstanding. Upon cure by the Corporation of such Event of Default, or upon consent by each lender whose consent is necessary for the payment of a dividend, and upon payment of all due or accrued dividends, the cumulative dividend per share under this Subsection (a)(ii) shall thereupon be reduced to the dividend, if any, to which the holder would be entitled absent an Event of Default, or upon consent by all such lenders. The dividends hereunder shall be entitled to a liquidation preference pursuant to Subsection (b).

         (b) Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Redeemable Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to shareholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any other Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series A Redeemable Preferred Stock outstanding, and the holders of the Series A Redeemable Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of the Series A Redeemable Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled, then the entire assets of the Corporation to be distributed to such holders will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Redeemable Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series A Redeemable Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Subsection (b).

         (c) Stock Combinations and Subdivisions. Subject to the rights, preferences and privileges of any Common Stock and other series of Preferred Stock outstanding from time to time and to the immediately following sentence, in the event the Corporation in any manner subdivides or combines the outstanding shares of any class of common stock, the Series A Redeemable Preferred Stock shall automatically be combined or subdivided in such manner as may be permitted by applicable law so that following such an event, the conversion rate, ownership interests and voting interests of the Series A Redeemable Preferred Stock shall be equitably preserved. Series A Redeemable Preferred Stock shall not be combined or subdivided unless at the same time there is


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a proportionate combination or subdivision of all other classes and series of capital stock of the Corporation.

         (d) Voting. The holders of Series A Redeemable Preferred Stock shall be entitled to vote as a separate class on all such matters as may be required by law to be submitted to such holders as a separate class and shall have the following additional rights:

                  (i) no amendment, modification or waiver will be binding or effective with respect to any provision of this Section 1 unless approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Redeemable Preferred Stock voting together as a separate class; and

                  (ii) the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Redeemable Preferred Stock voting together as a separate class shall be necessary to increase the number of authorized shares of Preferred Stock or authorize or issue any additional shares of any series of Preferred Stock or any shares of capital stock of the Corporation of any class, or any security or obligations convertible into any capital stock of the Corporation of any class, other than the Corporation's Series B Convertible Preferred Stock, in each case ranking on a parity with or senior to the Series A Redeemable Preferred Stock as to distribution of assets in liquidation or in the right of payment of dividends.

             In all other matters, subject to voting rights that may be granted to holders of other classes or series of Preferred Stock and Common Stock outstanding from time to time, the holders of Series A Redeemable Preferred Stock shall vote together with the holders of Common Stock and the holders of all other series of Preferred Stock as a single class. In all matters that the holders of Series A Redeemable Preferred Stock are entitled to so vote, such holders shall be entitled to .25 votes per share of Series A Redeemable Preferred Stock.

                  (iii) With respect to the election of members to the Board of
             Directors (each, a "Director"), the Purchasers of Series A Redeemable Preferred Stock and the Purchasers of Series B Convertible Preferred Stock pursuant to the Purchase Agreement, voting together as a separate class, shall be entitled to elect one
             (1) Director under the circumstances described below in this Subsection (d)(iii). In addition, the Purchasers of Series A Redeemable Preferred Stock and the Purchasers of Series B Convertible Preferred Stock, voting together as a separate class, shall be entitled to vote on the removal, with or without cause, of any Director elected by them pursuant to this Subsection (d)(iii). Any vacancy in the office of a Director elected by the Purchasers of Series A Redeemable Preferred Stock and Purchasers of Series B Convertible Preferred Stock may be filled by a vote of such Purchasers voting together as a separate class. In the absence of a vote within 30 days, any such vacancy may be filled by the remaining Directors. Any Directors elected by the

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             Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified. The rights of the Purchasers hereunder shall commence on May 31, 2000 if a Qualified IPO has not occurred before that date and shall terminate thereafter upon the occurrence of a Qualified IPO.

         (e) Optional Conversion.

                  (i) Notwithstanding anything in Subsection (f) to the
             contrary, at the option of the holders of the Series A Redeemable Preferred Stock and upon the occurrence of a Conversion Event, and for a period of thirty (30) days thereafter, each holder of record of Series A Redeemable Preferred Stock may, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Series A Redeemable Preferred Stock into fully paid and non-assessable shares of Class A Common Stock at a rate equal to the Conversion Rate. Any such conversion may be effected by a holder of Series A Redeemable Preferred Stock surrendering, on a date no later than thirty (30) days after the occurrence of a Conversion Event, such holder's certificate or certificates for the shares of Series A Redeemable Preferred Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Redeemable Preferred Stock together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series A Redeemable Preferred Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as provided for herein. Such conversion shall be deemed to have been made at 12:01 a.m., local time on the day of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date. The Corporation shall pay all taxes and other charges in respect of the issuance of shares of Class A Common Stock upon any such conversion; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the shares of the Class A Common Stock in a name other than that in which the shares of Series A Redeemable Preferred Stock so converted were registered.

                  (ii) The Corporation shall at all times reserve and keep
             available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of issued and outstanding shares of Series A Redeemable Preferred Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all issued and outstanding shares of

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             Series A Redeemable Preferred Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then issued and outstanding shares of Series A Redeemable Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

         (f) Optional Redemption

                  (i) The Corporation may, at the option of the Board of
             Directors at any time and from time to time, pursuant to notice to each holder thereof, redeem from funds of the Corporation legally available therefor, all or part of the outstanding Series A Redeemable Preferred Stock at a price equal to the Redemption Price.

                  (ii) The Corporation shall give written notice (the
             "Redemption Notice") by mail, postage prepaid, to all holders of Series A Redeemable Preferred Stock no later than forty-five (45) days prior to the date specified for redemption therein (the "Redemption Date"). The Redemption Notice shall specify the Redemption Date, the Redemption Price and the aggregate number of shares offered to be redeemed by the Corporation (the "Redemption Shares"). If the Redemption Notice specifies less than all of the issued and outstanding shares of Series A Redeemable Preferred Stock as Redemption Shares, the shares of each holder which will be redeemed will equal the product of (x) the number of Redemption Shares and (y) the number of shares owned by each holder divided by the number of all issued and outstanding shares of Series A Redeemable Preferred Stock. No later than ten (10) days prior to the Redemption Date, the Corporation shall give written notice by mail, postage prepaid, to each holder of the Series A Redeemable Preferred Stock calling upon each such shareholder to surrender to the Corporation on the Redemption Date at the location designated in the notice such holder's certificate or certificates representing the shares of Series A Redeemable Preferred Stock to be redeemed by the Corporation. Each holder shall surrender to the Corporation the certificate or certificates evidencing such shares on the Redemption Date at the location designated in such notice. Upon tendering such certificate or certificates, each such holder shall be entitled to receive full payment of the Redemption Price. From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price, in which event all of the rights of the holders of such shares shall continue), the holders of the shares of Series A Redeemable Preferred Stock so redeemed shall cease to have any rights as shareholders of the Corporation with respect to those shares except the right to receive the Redemption Price upon surrender of the applicable certificate or certificates. Such shares shall thereafter be transferred to the Corporation to be held as treasury stock on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever until such time, if at all, that the Corporation reissues any such shares.

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         (g) Mandatory Redemption.

                  (i) The Corporation shall redeem, from funds of the
             Corporation legally available therefor, all of the outstanding Series A Redeemable Preferred Stock at a price equal to the Redemption Price on the earlier to occur of (a) a Mandatory Redemption Event or (b) the Sixth Anniversary (each, a "Mandatory Redemption Event").

                  (ii) The Corporation shall give written notice (the
             ("Redemption Notice") by mail, postage prepaid, to all holders of Series A Redeemable Preferred Stock no later than thirty-five (35) days prior to the anticipated date of a Mandatory Redemption Event. The Redemption Notice shall specify the date of redemption, which date shall be on or no more than five (5) days prior to the anticipated date of the Mandatory Redemption Event (the "Redemption Date"), the Redemption Price and the aggregate number of shares being redeemed by the Corporation (which, subject to legally available funds therefor, shall be all of the issued and outstanding shares of Series A Redeemable Preferred Stock), and shall call upon each holder of Series A Redeemable Preferred Stock to surrender to the Corporation on the Redemption Date at the location specified in the notice, such holders' certificate or certificates evidencing such shares. Upon tendering such certificate or certificates, each shareholder shall be entitled to receive full payment of the Redemption Price. From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price, in which event all of the rights of the holders of such shares shall continue), the holders of the shares of Series A Redeemable Preferred Stock so redeemed shall cease to have any rights as shareholders of the Corporation with respect to those shares except the right to receive the Redemption Price upon surrender of the applicable certificate or certificates. Such shares shall thereafter be transferred to the Corporation to be held as treasury stock on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever until such time, if at all, that the Corporation reissues any such shares.

         (h) Definitions. For the purposes of this Section (1) of Article 7 the following terms shall have the following meanings:

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Nashville, Tennessee are required or authorized by law to be closed.

                  "Common Stock" shall mean collectively the Corporation's authorized shares of Class A Common Stock, no par value and Class B Common Stock, no par value.

                  "Conversion Event" shall mean the earlier to occur of (i) that date which is sixty (60) days after a Spin Off or (ii) upon a Qualified IPO.

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                  "Conversion Rate" shall mean:

                           (i) if the optional conversion is triggered by a Spin
                  Off, then the Conversion Rate shall equal (x) the Liquidation Value per share of the Series A Redeemable Preferred Stock, divided by (y) the average closing price per share of Class A Common Stock on the Nasdaq National Market System for the period commencing on the forty-sixth (46th) day following the consummation of the Spin Off and ending on the fifteenth
                  (15th) day thereafter; and

                           (ii) if the optional conversion is triggered by the
                  occurrence of a Qualified IPO, then the Conversion Rate shall equal (x) the Liquidation Value per share of the Series A Redeemable Preferred Stock, divided by (y) the price per share of Class A Common Stock in the Qualified IPO.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Independent Auditors" shall mean Deloitte & Touche, LLP or another "big six" accounting firm.

                  "Junior Security" means Common Stock and any other equity security (other than the Series A Redeemable Preferred Stock), including the Series B Convertible Preferred Stock, of any kind which the Corporation at any time issues or is authorized to issue.

                  "Liquidation Value" of any share of Series A Redeemable Preferred Stock as of any particular date will be the purchase price amount of such Stock plus accrued and unpaid dividends, if any.

                  "Mandatory Redemption Event" shall mean the earliest to occur of: (a) the sale, lease or other disposition by the Corporation of all or substantially all of the assets of the Corporation; (b) a merger or consolidation of the Corporation with or into another entity in a transaction in which the shareholders of the Corporation own less than fifty percent (50%) of the voting securities of the surviving or resulting corporation immediately after such merger or consolidation;
         (c) the sale, transfer or other disposition by the Corporation of all or substantially all of the capital stock of the Corporation (including, without limitation, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or in (however designated) capital stock of the Corporation; or (d) a Qualified IPO.

                  "Preferred Stock" shall mean the Corporation's authorized shares of preferred stock, no par value.

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                  "Purchase Agreement" shall mean the Preferred Stock Purchase
         Agreement, dated as of November 20, 1996, by and among the Corporation, Electra Investment Trust PLC, Capitol Health Partners, L.P. and Michael
         E. Stephens.

                  "Purchasers" shall mean Electra Investment Trust PLC, Capitol Health Partners, L.P. and Michael E. Stephens.

                  "Qualified IPO" means (i) an initial public offering of Class A Common Stock of the Corporation yielding net cash proceeds to the Corporation of at least $25,000,000 or (ii) in the event the Corporation has completed a Spin Off, a public offering of Class A Common Stock of the Corporation yielding net cash proceeds to the Corporation and/or its shareholders of at least $20,000,000.

                  "Redemption Price" for any shares of Series A Redeemable Preferred Stock as of any particular date shall mean an amount equal to the Liquidation Value.

                  "Secondary Registration" means the offer and sale of securities to the public by or on behalf of one or more of the holders of the Corporation's securities pursuant to a registration statement filed by the Corporation with, and declared effective by, the Commission.

                  "Sixth Anniversary" shall mean November 20, 2002.

                  "Spin Off" means the recapitalization of all of the issued and outstanding Common Stock in a "reorganization" with the meaning of
         Section 368(a)(i)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the distribution of all shares of Common Stock held by American Healthcorp, Inc. ("AHC") pro rata among the shareholders of AHC in a tax-free distribution under Section 355 of the Code.

         (i) Notices. All written communications provided for hereunder shall be sent by first-class mail or nationwide overnight delivery service (with charges prepaid) or via receipted facsimile transmission and shall be directed to the relevant party at its address stated below:

                  If to Electra:

                                    Electra Investment Trust PLC
                                    65 Kingsway
                                    London, England  WC2B 6QT
                                    Attention: Philip J. Dyke, Company Secretary
                                    Telecopy No.: 011-44-71-404-5388

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                  with copies to:
                                    Electra, Inc.
                                    70 East 55th Street
                                    New York, New York  10022
                                    Attention:  Scott D. Steele
                                    Telecopy No.:  (212) 319-3069

                                    and

                                    Willkie Farr & Gallagher
                                    One Citicorp Center
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Attention:  Peter J. Hanlon, Esq.
                                    Telecopy No.:  (212) 821-8111

                  If to CHP:

                                    Capitol Health Partners, L.P.
                                    3000 P Street, N.W.
                                    Washington, D.C. 20005
                                    Attention:  Debora A. Guthrie
                                    Telecopy No.:  (202) 965-2344

                  with copies to:

                                    Manatt, Phelps & Phillips, LLP
                                    1501 M Street N.W.
                                    Washington, D.C.  20009
                                    Attention:  Joseph F. Kelly, Jr.
                                    Telecopy No.:  (202) 463-4394

                  If to Michael E. Stephens:

                                    One Perimeter Park South
                                    Suite 100N
                                    Birmingham, AL  35243
                                    Telecopy No.:  (205) 970-6524

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                  with copies to:

                                    Bradley, Arant Rose & White
                                    2001 Park Place
                                    Suite 1400
                                    Birmingham, AL  35203
                                    Attention:  Thomas Carruthers
                                    Telecopy No.: (205)252-0264

                  If to any other holder of any shares of Preferred Stock addressed to such holder at such address as such other holder shall have specified to the Corporation in writing or, if any such other holder shall not have so specified an address to the Corporation, then addressed to such other holder in care of the last holder of such shares of Preferred Stock which shall have so specified an address. Each party may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                  If to the Corporation:

                                    AmSurg Corp.
                                    One Burton Hills Boulevard
                                    Suite 350
                                    Nashville, TN 37215
                                    Attention: Claire M. Gulmi
                                    Telecopy No. (615) 665-0755

                  with copies to:

                                    Bass, Berry & Sims PLC
                                    2700 First American Center
                                    Nashville, TN 37238
                                    Attention: Cynthia Y. Reisz
                                    Telecopy No. (615) 742-6293

         (j) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation designates) a register for the registration of shares of Series A Redeemable Preferred Stock of the Corporation. Upon the surrender of any certificate representing shares of Series A Redeemable Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Redeemable Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered). Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Redeemable Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The

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issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

         (k) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Redeemable Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Redeemable Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         (l) Restrictive Legend. The Series A Redeemable Preferred Stock, and all shares of Class A Common Stock issued upon conversion hereof, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(2) Series B Convertible Preferred Stock. There shall be a series of Preferred Stock to be known and designated as Series B Convertible Preferred Stock. The number of shares constituting such series shall be 416,666. Set forth below in this Section (2) of Article 7 is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. All subsection references contained herein shall be to this Section (2) of Article 7.

         (a) Dividends. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, from funds legally available therefor, such dividends as may be declared by the Board of Directors from time to time.

         (b) Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Convertible Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to shareholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any other Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series B Convertible Preferred Stock outstanding, and the holders of the Series B Convertible Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of the Series B Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled, then the entire assets of the Corporation to be distributed to such holders will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Convertible Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series B Convertible Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Subsection (b).

         (c) Stock Combinations and Subdivisions. Subject to the rights, preferences and privileges of any Common Stock and other series of Preferred Stock outstanding from time to time and to the immediately following sentence, in the event the Corporation in any manner subdivides or combines the outstanding shares of any class of common stock, the Series B Convertible Preferred Stock shall automatically be combined or subdivided in such manner as may be permitted by applicable law so that following such an event, the conversion rate, ownership interest and voting interests of the Series B Convertible Preferred Stock shall be equitably preserved. Series B Convertible Preferred Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of all other classes and series of capital stock of the Corporation.

         (d) Voting. The holders of Series B Convertible Preferred Stock shall be entitled to vote as a separate class on all such matters as may be required by law to be submitted to such holders as a separate class and shall have the following additional rights:

                  (i) no amendment, modification or waiver will be binding or effective with respect to any provision of this Section 2 unless approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Convertible Preferred Stock voting together as a separate class; and

                  (ii) the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock voting together as a separate class shall be necessary to increase the number of authorized shares of Preferred Stock or authorize or issue any additional shares of any series of Preferred Stock or any shares of capital stock of the Corporation of any class, or any security or obligations convertible into any capital stock of the Corporation of any class, in each case ranking on a parity with or senior to the Series B Convertible Preferred Stock as to distribution of assets in liquidation or in right of payment of dividends.

             In all other matters, subject to voting rights that may be granted to holders of other classes or series of Preferred Stock and Common Stock outstanding from time to time, the holders of Series B Convertible Preferred Stock shall vote together with the holders of Common Stock and the holders of all other series of Preferred Stock as a single class. In all matters that the holders of Series B Convertible Preferred Stock are entitled to so vote, such holders initially shall be entitled to 1.05 votes per share of Series B Convertible Preferred Stock. In the event that the number of Fully-Diluted shares of Class A Common Stock into which the Series B Convertible Preferred Stock is convertible increases above 599,216, then for each such additional Fully-Diluted share, the aggregate voting rights of the holders of Series B Convertible Preferred Stock shall increase by one vote.

                  (iii) The Purchasers of Series A Redeemable Preferred Stock
             and the Purchasers of Series B Convertible Preferred Stock pursuant to the Purchase Agreement, voting together as a separate class, shall be entitled to elect one (1) Director under the circumstances described in this Subsection (d)(iii). In addition, the Purchasers of Series A Redeemable Preferred Stock and the Purchasers of Series B Convertible Preferred Stock, voting together as a separate class, shall be entitled to vote on the removal, with or without cause, of any Director elected by them pursuant to this Subsection (d)(iii). Any vacancy in the office of a Director elected by the Purchasers of Series A Redeemable Preferred Stock and Purchasers of Series B Convertible Preferred Stock may be filled by a vote of such Purchasers voting together as a separate class. In the absence of such a vote within 30 days, any such vacancy may be filled by the remaining Directors. Any Directors elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholder and until his successor has been duly elected and qualified. The rights of the Purchasers hereunder shall commence on May 31, 2000, if a Qualified IPO has not occurred before that date and shall terminate thereafter upon the occurrence of a Qualified IPO.

         (e) Conversion.

                  (i) Upon the occurrence of a Triggering Event, all of the
             issued and outstanding shares of Series B Convertible Preferred Stock shall be automatically converted into that number of fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate.

             The Class A Common Stock shall be allocated among the holders of Series B Convertible Preferred Stock on a pro-rata basis in accordance with their respective percentage ownership of Series B Convertible Preferred Stock. Notwithstanding

             Subsection (e)(ii) below, such conversion shall be deemed to have been made at 12:01 a.m. on the day of the date on which the Triggering Event occurs, and the holders of shares of Series B Convertible Preferred Stock shall be treated for all purposes as the record holders of such shares of Class A Common Stock on that date.

                  (ii) Any conversion provided for in this Subsection (e) shall be effected by the holders of Series B Convertible Preferred Stock surrendering their certificates for such shares, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Convertible Preferred Stock, together with written notices stating the name or names in which each such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holders or such holders' nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled in accordance with the foregoing provisions. The Corporation shall pay all taxes and other charges in respect of the issuance of shares of Class A Common Stock upon any such conversion; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the shares of the Class A Common Stock in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered.

                  (iii) The Corporation shall at all times reserve and keep
             available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of issued and outstanding shares of Series B Convertible Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all issued and outstanding shares of Series B Convertible Preferred Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then issued and outstanding shares of Series B Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

         (f) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                  (i) All of the issued and outstanding shares of Class B
             Convertible Preferred Stock may be converted at the Current Market Price per share into shares of Class A Common Stock in accordance with the applicable provisions of Subsection (e) in the event the Corporation shall reorganize its capital pursuant to a spin off or otherwise, reclassify its capital stock, consolidate or merge with or into another corporation (where there is a change in or distribution with respect to the Class A Common Stock of the Corporation), or sell, transfer or otherwise dispose of all of its property, assets or business to another corporation other than in a Company

             Sale (a "Reorganization Event"). If pursuant to the terms of such Reorganization Event, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (herein referred to as "Other Property"), are to be received by or distributed to the holders of Class A Common Stock of the Corporation, each holder of Series B Convertible Preferred Stock shall have the right thereafter to receive, after giving effect to such conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such Reorganization Event by a holder of the number of shares of Class A Common Stock for which such Series B Convertible Preferred Stock is convertible immediately prior to such event. For purposes of this Subsection (f), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants, options or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection (f) shall similarly apply to successive Reorganization Events.

                  (ii) Upon the occurrence of any Reorganization Event, the
             Corporation shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the events described therein and the number of shares or Other Property receivable by the holders of the Series B Convertible Preferred Stock. The Corporation shall promptly cause a signed copy of such certificate to be delivered to each holder of Series B Convertible Preferred Stock no later than 5 days prior to the anticipated occurrence of such event. In addition, holders of Series B Convertible Preferred Stock shall be entitled to the same rights to receive notice of corporate action as any holder of Class A Common Stock.

         (g) Put to the Corporation.

                  (i) If, by November 20, 2002 (the "Put Date"), there shall not have occurred a Triggering Event, then the holders of Series B Convertible Preferred Stock shall have the right to sell to the Corporation all of the issued and outstanding shares of Series B Convertible Preferred Stock, and the Corporation shall have the obligation to purchase from such holders any of such shares so put to the Corporation, at the price (the "Put Price") equal to the Current Market Price of the Class A Common Stock that would otherwise then be issuable upon conversion of the Series B Convertible Preferred Stock.

                  (ii) Holders of Series B Convertible Preferred Stock shall exercise their right to require the Corporation to purchase their shares as provided for in Subsection (g)(i) by delivering a written notice to the Corporation (the "Notice") no later than thirty (30) days after the Put Date. Within thirty (30) days after receipt by the Corporation of any such Notice, the Corporation shall deliver to each holder of Series B Convertible Preferred Stock so exercising its rights under this Subsection (g) the Put Price to which said holder is entitled, as determined hereunder, in exchange for the stock certificate(s) evidencing all of the shares of Series B Convertible Preferred Stock, duly endorsed for transfer to the Corporation. In the event that the Corporation is unable to purchase all of the shares of Series B Convertible Stock put to it hereunder due to lack of funds legally available therefor or otherwise, the Corporation shall purchase from the holders thereof, on a pro-rata basis, that number of shares which it is able to purchase using funds legally available therefor, and shall purchase any remaining shares at such time as funds are legally available therefor.

         (h) Definitions. For purposes of this Section (2) of Article 7 the following terms shall have the following meanings:

                  "Appraised Value" shall mean, in respect of any share of Class A Common Stock as of any date herein specified, the fair saleable value of such share of Class A Common Stock determined without giving effect to a discount for (i) a minority interest or (ii) any lack of liquidity of the Class A Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act as of the last day of the most recent fiscal quarter end (within 60 days prior to such date specified) based upon the value of the Corporation as determined upon negotiation in good faith between the holders of a majority of the Series B Convertible Preferred Stock and the Corporation or, in the absence of an agreement between such persons within five business days (or such longer period as agreed to by such persons), by an investment banking firm satisfactory to both the Corporation and the holders of a majority of the Series B Convertible Preferred Stock. The Corporation shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Nashville, Tennessee are required or authorized by law to be closed.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Equivalent Shares" shall have the meaning set forth in the Shareholders' Agreement, dated April 2, 1992, as amended between the Corporation, its Founding Investors, its Founding Management and the Preferred Stock Purchasers.

                  "Common Stock" shall mean collectively the Corporation's authorized shares of Class A Common Stock, no par value, and Class B Common Stock, no par value.

                  "Company Sale" shall mean the sale or other disposition of all or substantially all of the stock or assets of the Corporation to an independent third party in an arms-length transaction, including disposition by merger, share exchange or lease yielding net cash proceeds to the Corporation of at least $25,000,000 or, in the event that the Corporation has completed a Spin Off, such disposition yielding net cash proceeds or freely marketable securities to the Corporation and/or its shareholders of at least $20,000,000.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Class A Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Conversion Rate" shall mean that rate which results in the holders of Series B Convertible Preferred Stock thereafter holding, in the aggregate, the following percentage of the total issued and outstanding Fully Diluted Common Stock, after giving effect to the conversion contemplated herein:

                           If the Triggering Event occurs on or before November 20, 1998 - 6% of Fully Diluted Shares

                           If the Triggering Event occurs on or before November 20, 1999 - 6.5% of Fully Diluted Shares

                           If the Triggering Event occurs on or before November 20, 2000 - 7% of Fully Diluted Shares

                           If the Triggering Event occurs after November 20, 2000 - 8% of Fully Diluted Shares

                  "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the greater of (i) book value per share of Common Stock as determined by the Corporation's financial statements for the most recently ended fiscal quarter, (ii) the Liquidation Value per share of the Series B Convertible Preferred Stock, (iii) a valuation per share of Common Stock of eight (8) times Net EBITDA for the most recently ended four quarters, and (iv) the Appraised Value per share of Common Stock.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Fully-Diluted" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding as of November 20, 1996, increased by all shares of Class A Common Stock issuable in respect of Series B Convertible Preferred Stock and increased by all Common

         Equivalent Shares (using the treasury stock method) issuable upon exercise of stock options, warrants or convertible securities (other than the shares issuable upon conversion of the Series A Redeemable Preferred Stock) and increased by shares issued to the Founding Investors and Founding Management pursuant to the Corporation's Shareholders' Agreement dated as of April 2, 1992, as amended, for consideration of up to $1,300,000. In the event that the Corporation creates an additional class or series of common stock, Fully Diluted shall take into account all such outstanding shares of any other class or series.

                  "Independent Auditors" means Deloitte & Touche, LLP or another "big six" accounting firm.

                  "Junior Security" means Common Stock and any other equity security, other than the Series A Redeemable Preferred Stock, of any kind which the Corporation at any time issues or is authorized to issue.

                  "Liquidation Value" of any share of Series B Convertible Preferred Stock as of any particular date will be the purchase price of such Stock.

                  "Net EBITDA" shall mean the Corporation's earnings before interest, taxes, depreciation, amortization and extraordinary items less minority interest expense, all as determined based on the audited financial statements for such period prepared by the Corporation's independent auditors in accordance with GAAP.

                  "Preferred Stock" shall mean the Corporation's authorized shares of preferred stock, no par value.

                  "Purchase Agreement" shall mean the Preferred Stock Purchase Agreement, dated as of November 20, 1996, by and among the Corporation, Electra Investment Trust PLC, Capitol Health Partners, L.P. and Michael
         E. Stephens.

                  "Purchasers" shall mean Electra Investment Trust PLC, Capitol Health Partners, L.P. and Michael E. Stephens.

                  "Qualified IPO" means an initial public offering of Common Stock of the Corporation yielding net cash proceeds to the Corporation of at least $25,000,000, or in the event that the Corporation has completed a Spin Off, a public offering of Common Stock yielding net cash proceeds to the Corporation and/or its shareholders of at least $20,000,000.

                  "Reorganization Event" shall have the meaning set forth in Subsection (f).

                  "Spin Off" means the recapitalization of all of the issued and outstanding Common Stock in a reorganization within the meaning of
         Section 368(a)(i)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the distribution of all shares of Common Stock held by American Healthcorp, Inc. ("AHC") pro rata among the shareholders of AHC in a tax-free distribution under Section 355 of the Code.

                  "Stock Option Plan" means shares issued pursuant to the Corporation's 1992 Stock Option Plan, as it may be amended from time to time, and any other similar share incentive plans which the Corporation may adopt and any options granted to members of the Board of Directors and Medical Directors of the Corporation.

                  "Triggering Event" shall mean the occurrence the earlier of
         (i) a Company Sale or (ii) a Qualified IPO.

         (i) Notices. All written communications provided for hereunder shall be sent by first-class mail or nationwide overnight delivery service (with charges prepaid) or via facsimile transmission and shall be directed to the relevant party at its address stated below:

                  If to Electra:

                                    Electra Investment Trust PLC
                                    65 Kingsway
                                    London, England WC2B 6QT
                                    Attention: Philip J. Dyke, Company Secretary
                                    Telecopy No.: 011-44-71-404-5388

                  with copies to:

                                    Electra, Inc.
                                    70 East 55th Street
                                    New York, New York 10022
                                    Attention: Scott D. Steele
                                    Telecopy No.: (212) 319-3069

                                    and

                                    Willkie Farr & Gallagher
                                    One Citicorp Center
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Attention: Peter J. Hanlon, Esq.
                                    Telecopy No.: (212) 821-8111

                  If to CHP:

                                    Capitol Health Partners, L.P.
                                    3000 P Street, N.W.
                                    Washington, D.C. 20005
                                    Attention: Debora A. Guthrie

                                    Telecopy No.: (202) 965-2344

                  with copies to:

                                    Manatt, Phelps & Phillips, LLP
                                    1501 M Street N.W.
                                    Washington, D.C. 20009
                                    Attention: Joseph F. Kelly, Jr.
                                    Telecopy No.: (202) 463-4394

                  If to Michael E. Stephens:

                                    One Perimeter Park South
                                    Suite 100N
                                    Birmingham, AL 35243
                                    Telecopy No.: (205) 970-6524

                  with copies to:

                                    Bradley, Arant Rose & White
                                    2001 Park Place
                                    Suite 1400
                                    Birmingham, AL 35203
                                    Attention: Thomas Carruthers
                                    Telecopy No.: (205) 252-0264

                  If to any other holder of any shares of Preferred Stock addressed to such holder at such address as such other holder shall have specified to the Corporation in writing or, if any such other holder shall not have so specified an address to the Corporation, then addressed to such other holder in care of the last holder of such shares of Series B Convertible Preferred Stock which shall have so specified an address. Each party may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                  If to the Corporation:

                                    AmSurg Corp.
                                    One Burton Hills Boulevard
                                    Suite 350
                                    Nashville, TN 37215
                                    Attention: Claire M. Gulmi
                                    Telecopy No.: (615) 665-0755

                  with copies to:

                                    Bass, Berry & Sims PLC
                                    2700 First American Center
                                    Nashville, TN 37238
                                    Attention: Cynthia Y. Reisz

                                    Telecopy No.: (615) 742-6293

         (j) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation designates) a register for the registration of shares of Series B Convertible Preferred Stock of the Corporation. Upon the surrender of any certificate representing shares of Series B Convertible Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Convertible Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered). Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Convertible Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

         (k) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         (l) Restrictive Legend. The Series B Convertible Preferred Stock, and all shares of Common Stock issued upon conversion hereof, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
             UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

             STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES
             LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(3) Common Stock. Except as otherwise provided in this Section (3) of Article 7, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects and as to all matters. All subsection references contained herein shall be to this Section (3) of Article 7.

         (a) Voting.

                  (i) Except as required by law and subject to any voting rights provided to holders of Preferred Stock or any other class of Common Stock by this Charter, at every meeting of shareholders of the Corporation, every holder of Class A Common Stock shall be entitled to one vote and every holder of Class B Common Stock shall be entitled to ten votes, in person or by proxy, for each share of Class A Common Stock and Class B Common Stock, respectively, standing in such holder's name on the stock transfer records of the Corporation in the election of the Corporation's Board of Directors or the removal, but only for cause (as defined in Section 9 hereof), of any Director. On all other matters, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock or Class B Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                  (ii) The holders of Class A Common Stock shall be entitled to vote separately as a group only with respect to (1) amendments to the Corporation's Charter that alter or change the powers, preferences or special rights of the holders of Class A Common Stock so as to affect them adversely, and (2) such other matters as may require separate group voting under the Tennessee Business Corporation Act. The holders of Class B Common Stock shall be entitled to vote separately as a group only with respect to (1) amendments to the Corporation's Charter that alter or change the powers, preferences or special rights of the holders of Class B Common Stock so as to affect them adversely, and (2) such other matters as may require separate group voting under the Tennessee Business Corporation Act. On each other matter, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single group, together with the holders of any series of Preferred Stock entitled to vote on such matter, subject to any rights of such series of Preferred Stock to vote as a separate class on such matter.

         (b) Distribution of Assets. If the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Class B

         Common Stock shall be entitled to share ratably with the holders of the Class A Common Stock of the Corporation as a single class in the net assets of the Corporation; that is, an equal amount of net assets for each share of Class A Common Stock and Class B Common Stock. A merger or consolidation of the Corporation with or into any other corporation or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Subsection
         (b).

         (c) Merger or Consolidation. In the event of a merger, consolidation, share exchange or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Class B Common Stock in such merger or consolidation, share exchange or other business combination.

         (d) Subdivisions and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

         (e) Dividends; Distributions. Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor. In the case of dividends and other distributions in cash, each share of Class A Common Stock shall have rights equal to the rights of Class B Common Stock, and in the case of dividends and other distributions of stock or property of the Corporation, each share of Class A Common Stock shall have rights equal to the rights of Class B Common Stock; provided that, in the case of dividends or distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions which occur after the date shares of Class B Common Stock are issued, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and Class B Common Stock; and provided, further that, if a dividend or distribution is declared with respect to Class A Common Stock payable in Class A Common Stock, the Board of Directors shall also declare a pro rata and simultaneous dividend or distribution on the Class B Common Stock and that if a dividend or distribution is declared with respect to Class B Common Stock payable in Class A Common Stock, the Board of Directors shall also declare a pro rata and simultaneous dividend or distribution on the Class A Common Stock.

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



         (f) Issuance of the Class B Common Stock. The Corporation shall not issue additional shares of Class B Common Stock after the date shares of Class B Common Stock are first issued by the Corporation.

         (g) Open Market Purchases and Issuer Tender Offers. If the Corporation publicly offers to purchase any shares of Class B Common Stock in the open market or in private transactions or pursuant to an issuer tender offer, the Corporation shall simultaneously offer to purchase at least the same number of shares of Class A Common Stock on the same terms and conditions.

         (h) Authorized Shares. The number of authorized shares of Class B Common Stock may not be increased unless approved by the holders of a majority of the then outstanding shares of Class A Common Stock voting separately as a class.

         (i) Amendment or Modification. None of the powers, preferences and relative rights of the Class A Common Stock or the Class B Common Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences and relative rights of the holders of Class A Common Stock or Class B Common Stock, as the case may be, so as to adversely affect them without being approved by the holders of Class A Common Stock or Class B Common Stock, as the case may be, voting as a separate class.

(4) Series C Junior Participating Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this
Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series C Junior Participating Preferred Stock out of the class of 5,000,000 shares of Preferred Stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                  (a) Designation and Amount. The shares of such series shall be designated as Series C Junior Participating Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 398,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                  (b) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred Stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the Corporation shall at any time after November 19, 1999 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common

         Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (c) Voting Rights. The holders of Units of Series C Preferred Stock shall have the following voting rights:

                           (i) Subject to the provision for adjustment
                  hereinafter set forth, each Unit of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or
                  (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (ii) Except as otherwise provided herein or by law,
                  the holders of Units of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (iii) Except as set forth herein or required by law,
                  holders of Units of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

                  (d) Reacquired Shares. Any Units of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Series C Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (e) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Units of Series C Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (f) Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (g) Redemption. The Units of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series C Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the Corporation.

                  (h) Ranking. The Units of Series C Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                  (i) Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Preferred Stock, voting separately as a class.

                  (j) Fractional Shares. The Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

         8. The shareholders of the Corporation shall not have preemptive rights.

         9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of Directors to be determined in the manner provided in the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each class of Directors shall be elected for a three-year term, except at the 1997 annual meeting of shareholders, Class I Directors shall be elected for a one-year term; Class II Directors shall be elected for a two-year term; and Class III Directors shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         A Director may be removed from office but only for "cause" by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of Directors, considered for this purpose as one class. "Cause" shall be defined for purposes of this Section 9 as (i) a felony conviction of a Director or the failure of a Director to contest prosecution for a felony; (ii) conviction of a crime involving moral turpitude; or (iii) willful and continued misconduct or gross negligence by a Director in the performance of his duties as a director.

         Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of Directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this Article 9.

         10. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 10 by the shareholders of the Corporation shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         11. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, medical director or officer or is or was serving at the request of the Corporation as a director, medical director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

         The indemnification and advancement of expenses provisions of this
Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

         12. The Bylaws of this Corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

         13. The Corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of Directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation, or (b) the holders of at least fifteen (15%) percent of the voting power of each of the Class A Common Stock and the Class B Common Stock, sign, date, and deliver to the

Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         14. As a result of the recapitalization of the Corporation effected by this Amended and Restated Charter, each holder of three shares of common stock of the Corporation registered on the stock transfer records of the Corporation immediately prior to the filing of this Amended and Restated Charter will automatically be deemed to hold, in respect of such shares, one share of Class A Common Stock registered on the stock transfer records of the Corporation immediately after the filing of this Amended and Restated Charter. In the event that the recapitalization effected by this Amended and Restated Charter would result in any holder holding fractional shares of Class A Common Stock, the total number of fractional shares held by all such holders will be aggregated and sold on behalf of the holders who would otherwise receive fractional shares and the proceeds of the sale will be paid to the holders in lieu of such fractional shares. Each certificate representing shares of common stock of the Corporation issued prior to the filing of this Amended and Restated Charter will be deemed to represent the number of shares of Class A Common Stock that the holder of such shares registered on the stock transfer records of the Corporation immediately prior to the filing of this Amended and Restated Charter would be deemed to hold immediately following the filing of this Amended and Restated Charter.